UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2008

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Onvia, Inc. 2008 Equity Incentive Plan

On July 23, 2008, Onvia’s Board of Directors approved the amendment and restatement of the Amended and Restated 1999 Stock Option Plan, or 1999 Plan, as the Onvia, Inc. 2008 Equity Incentive Plan, or Equity Incentive Plan, subject to stockholder approval. The Equity Incentive Plan is a tool for providing incentive compensation in the form of equity or equity-based awards. All employees, officers, directors and consultants of Onvia are eligible to participate in the Equity Incentive Plan, although it is not anticipated that every eligible employee or consultant will receive awards. The material terms of the Equity Incentive Plan were described in our proxy statement filed August 4, 2008, and the Equity Incentive Plan was included as an appendix to the proxy statement. Onvia’s stockholders approved the Equity Incentive Plan at the annual meeting held on September 5, 2008. The primary purpose of the amendment and restatement of the 1999 Plan as the Equity Incentive Plan is to:

•	Increase the number of shares reserved for issuance by 190,000 shares

•	Expand the types of awards available from only stock options to stock awards, restricted stock, restricted stock units and stock appreciation rights as well as stock options

•	Provide that awards could be granted for ten years after the Board’s adoption of the Equity Incentive Plan

•	Require the exercise price for all options to be at least 100% of the fair market value of the underlying shares on the date of grant

•	Expand the specific provisions that govern awards in the event of a change of control

•	Provide for compliance with the requirements of Section 409A of the Internal Revenue Code to the extent that awards are treated as deferred compensation.

The full text of the Equity Incentive Plan, as appended to the proxy statement and incorporated as an exhibit to this filing by reference, qualifies this summary of the material amendments to its terms.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Onvia, Inc. 2008 Equity Incentive Plan, included as Appendix A to Onvia’s Definitive Proxy Statement filed August 4, 2008 (File No. 000-29609), is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

September 11, 2008	By:	/s/ Michael D. Pickett
Michael D. Pickett Chairman, Chief Executive Officer & President

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